Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 15, 1999, with respect to the balance sheet of gURL, Interactive Inc. included in the Registration Statement (Form S-1) and the related Prospectus of iTurf Inc. for the registration of its Class A Common Stock.


                                                             ERNST & YOUNG LLP


New York, New York
January 20, 1999

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1999, in the Registration Statement (Form S-1) and the related Prospectus of iTurf Inc. for the registration of its Class A Common Stock.


                                                             ERNST & YOUNG LLP

New York, New York
January 20, 1999

                                      II-7